                                                  Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          FIRST STATE BANCORPORATION
            (Exact name of registrant as specified in its charter)

        New Mexico                                        85-0366665
--------------------------------            -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             111 Lomas Avenue N.W.
                        Albuquerque, New Mexico  87102
                                (505) 241-7500
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive officer)


                              - With a copy to -

Michael R. Stanford, President    Marshall G. Martin, Esq.
111 Lomas Avenue NW               Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P.
Albuquerque, New Mexico  87102    500 Marquette NW, Suite 800
(505) 241-7500                    Albuquerque, New Mexico  87102
(Name, address, and telephone     (505) 768-1500
number, including area code, of
agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

    Title of each         Amount    Proposed maximum  Proposed maximum   Amount of
    security to be        to be      offering price      aggregate      registration
    registered          registered     per share       offering price       fee
----------------------  ----------  ----------------  ----------------  ------------
     Common Stock,
     No Par Value/1/       100,000      15/2/            $1,500,000       $517.24
                        ----------  ----------------  ----------------  ------------


(1) Each share of the registrant's common stock includes one common share purchase right.
(2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on a date the Commission, acting pursuant to Section 8(a), determines.

                                  PROSPECTUS

                           DIVIDEND REINVESTMENT AND
                               CASH PAYMENT PLAN
                              FOR SHAREHOLDERS OF
                          FIRST STATE BANCORPORATION

The Dividend Reinvestment and Cash Payment Plan of First State Bancorporation (the "Plan") provides holders of shares of the common stock, no par value per share, of First State Bancorporation ("Common Stock") with a simple and convenient method of purchasing additional shares of Common Stock without paying of any brokerage commissions or service charges. Any holder of record of at least 300 shares of Common Stock is eligible to participate in the Plan.

Participants in the Plan may:

          -- have cash dividends on all or a portion of their shares of Common Stock registered in their names automatically invested, along with optional cash payments they may choose to make; or

          -- continue to receive cash dividends on shares registered in their names and invest by making optional cash payments of up to $30,000 per quarter.

The purchase price of shares purchased with reinvested dividends or with optional cash payments will be the closing price of the Common Stock reported on the NASDAQ National Market System on the day preceding the appropriate cash dividend payment or investment date.

The shares to be issued under the Plan and to which this Prospectus relates may be newly issued shares, treasury shares, or shares purchased in the open market. In any case, the purchase price of each share will be determined as set forth above.

This Prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS ________________, 1996.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   1

AVAILABLE INFORMATION.....................................................   2

THE COMPANY...............................................................   2

DESCRIPTION OF THE PLAN...................................................   2

     Purpose..............................................................   3
     Advantages...........................................................   3
     Administration.......................................................   3
     Participation........................................................   4
     Costs................................................................   5
     Purchases............................................................   6
     Optional Cash Payments...............................................   6
     Reports to Participants..............................................   8
     Dividends............................................................   8
     Issuance of Certificates.............................................   9
     Termination by the Plan Administrator................................   9
     Termination by a Participant.........................................   9
     Other Information....................................................  10

USE OF PROCEEDS...........................................................  12

EXPERTS...................................................................  12

LEGAL OPINION.............................................................  12

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by First State Bancorporation (the "Company") with the Securities and Exchange Commission (the "SEC") are incorporated by reference in and made a part of this Prospectus:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

     (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996; June 30, 1996; and September 30, 1996;

     (c) The Company's Registration Statement on Form 8-A dated November 15, 1996, relating to common stock purchase rights accompanying shares of Common Stock;

All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the shares of Common Stock offered hereby shall be deemed incorporated by reference in this Prospectus and a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, FIRST STATE BANCORPORATION, 111 LOMAS AVENUE NW, ALBUQUERQUE, NEW MEXICO 87102. TELEPHONE REQUESTS MAY BE DIRECTED TO (505) 241-7500.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 500, Chicago, Illinois 60661-2511.
Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and of the Chicago Stock Exchange, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement and the exhibits thereto in respect of the shares offered hereby, filed with the SEC under the Securities Act of 1933, as amended. For further information pertaining the Company and the shares offered, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the SEC at prescribed rates.

                                  THE COMPANY

First State Bancorporation (the "Company") is a New Mexico-based bank holding company that is focused on New Mexico markets. Through its subsidiary bank, First State Bank of Taos ("First State Bank"), the Company provides services to customers through four offices located in Taos County, five offices in Albuquerque, two offices in Santa Fe, one office in each of Los Lunas, Rio Rancho, Bernalillo and Placitas, New Mexico. First State Bank, the largest bank in Taos County, has operated in the county since 1923. The Company acquired three of its Albuquerque branches in 1991 by merging the business operations of First State Bank with an affiliated bank and has improved the operating performance of its Albuquerque locations since the combination. The Company acquired control of the Santa Fe branch in December 1993 when it issued 189,540 shares of Common Stock to the certain shareholders. One Albuquerque branch and the Rio Rancho and Placitas branches were opened in 1994. One Albuquerque, one Santa Fe and the Los Lunas branch were opened in 1995. The Bernalillo branch was opened in 1996.

The Company's principal executive offices are located at 111 Lomas Avenue N.W., Albuquerque, New Mexico 87102, and its telephone number is (505) 262-7500.


                            DESCRIPTION OF THE PLAN

The following is a description of the Dividend Reinvestment and Cash Payment Plan for Shareholders of First State Bancorporation (the "Plan") in a question and answer format. Holders of Common Stock who choose not to participate in the Plan will receive cash dividends, as declared, by check or direct deposit.

                                    PURPOSE

          1.  WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide eligible shareholders of record of Common Stock a convenient and economical method of reinvesting cash dividends on Common Stock and making limited cash investments in additional shares of Common Stock at regular intervals. Since additional shares of Common Stock will be purchased directly from the Company, and not in the open market, the Company will receive additional funds for general corporate purposes. Although the Company expects the Plan to appeal to many eligible shareholders, it is entirely optional. Each eligible shareholder who desires to participate must make an election in the manner set out herein.

                                   ADVANTAGES

          2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

          Participants in the Plan may:

          a.  invest all of their cash dividends and optional cash payments; or

          b. continue to receive cash dividends on shares registered in their names and invest by making optional cash payments of not less than $100 per payment or more than $30,000 per calendar quarter.

          Cash dividends paid on all shares held by the Plan Administrator will automatically be reinvested in Common Stock.

          Participants will pay no service charge in connection with purchases under the Plan. The Company will pay the Plan Administrator's costs and expenses in connection with the administration of the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be purchased for participants' accounts. In addition, dividends on such fractions, as well as on full shares, will be used to purchase additional shares for the participants' accounts. Participants will avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan, and quarterly statements of account will provide participants a record of each transaction.

                                 ADMINISTRATION

          3.  WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

          By participating in the Plan, each participant designates American Securities Transfer & Trust, Inc., as his or her Plan Administrator under the Plan. American Securities Transfer &

Trust, Inc., will administer the Plan, purchase shares of Common Stock as Plan Administrator for participants in the Plan, keep records, send statements of account to participants, and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of the Plan Administrator (or its nominee) and held by the Plan Administrator for each participant in the Plan.

                                 PARTICIPATION

          4.  WHO IS ELIGIBLE TO PARTICIPATE?

          Only holders of record of at least 300 shares of Common Stock and who agree to credit at least 300 shares of Common Stock to his or her account under the Plan) are eligible to participate in the Plan. An eligible shareholder can elect to participate only with respect to shares registered in his or her own name. Owners of Common Stock whose shares are registered in names other than their own (e.g., broker, bank nominee) must first become holders of record by having those shares transferred into their own names to participate in the Plan with respect to such shares.

          5.  HOW DOES AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

          To join the Plan, an eligible shareholder must properly complete an Authorization Card and return it to the Plan Administrator.

          An eligible shareholder may participate in the dividend reinvestment portion of the Plan to the extent of all Common Stock registered in his or her name, and he or she may also make optional cash payments. On the other hand, an eligible shareholder may participate in the optional cash payment portion only, without participating in the dividend reinvestment portion of the Plan.

          An Authorization Card may be obtained at any time by written request to the Plan Administrator or by calling them at (303) 234-5300.

          6.  WHAT DOES THE AUTHORIZATION CARD PROVIDE?

          The Authorization Card allows an eligible shareholder to indicate how he or she wishes to participate in the Plan. By checking the "Dividend Reinvestment and Optional Cash Payments" box on the authorization Card, dividends on all shares of Common Stock registered in an eligible shareholder's name will be reinvested in additional shares of Common Stock, and he or she will also be entitled to invest optional cash payments in additional shares.

If an eligible shareholder checks the "Optional Cash Payments Only" box on the Authorization Card, dividends on shares registered in his or her name will be paid to the participant as usual, and any optional payments delivered to the Plan Administrator will be invested in additional Common Stock. Dividends on all shares purchased with optional cash payments will be credited to his or her account under the Plan.

          Shareholders who do not participate in the Plan will receive cash dividends, as declared, by check as usual.

          7.  WHEN MAY A SHAREHOLDER JOIN THE PLAN?

          An eligible shareholder may join the Plan at any time. If an Authorization Card specifying "Dividend Reinvestment and Optional Cash Payments" is properly completed and received by the Plan Administrator prior to the record date of the payment of a particular dividend, then reinvestment of the designated dividends will commence with that dividend payment. Otherwise, participation will begin with the following dividend payment. Dividend Payment Dates (which are "Investment Dates" for reinvested dividends) normally are the third Wednesday of the last month of each calendar quarter.

          Optional cash payments may be made at any time after an eligible shareholder has returned a properly completed Authorization Card to the Plan Administrator. Although optional cash payments may be made at various times, they are invested only once a calendar quarter usually on the "Investment Date," normally the third Wednesday of the last month of each calendar quarter. (See Questions 11 through 15 for information concerning the investment of optional cash payments.)

                                     COSTS

          8. ARE THERE ANY COSTS TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

          No. All costs of administration of the Plan will be paid by the Company except brokerage commissions, service charges, and transfer tax, if any, in connection with participant's withdrawal from the Plan. (See Question 21.)

                                   PURCHASES

          9.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR
              PARTICIPANTS?

          If an eligible shareholder becomes a participant in the Plan, the number of shares which will be purchased for his or her account depends on the amount of the participant's dividend, the amount of optional cash payments, and the market price of the shares of Common Stock on the date of the purchase. Accordingly, a participant cannot purchase a previously specified number of shares. A participant's account will be credited with the number of shares, including fractions, equal to the total amount invested divided by the purchase price per share.

          10. WILL CERTIFICATES BE ISSUED TO PARTICIPANTS FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

          Certificates for whole shares of Common Stock purchased under the Plan will not be automatically issued but will be issued only upon a participant's written request to the Plan Administrator. A participant will be charged $25 by the Plan Administrator for each issuance to him or her of certificates under the Plan. (See Question 18 for instructions on certificate issuance and Questions 19, 20, and 21 for information on termination of participation in the Plan.)

                             OPTIONAL CASH PAYMENTS

          11.  WHO IS ELIGIBLE TO MAKE OPTIONAL CASH PAYMENTS?

          Shareholders of record of Common Stock who are participants in the Plan or who have submitted a properly completed Authorization Card and are the holders of at least 300 shares of Common Stock are eligible to make optional cash payments at any time.

          An initial optional cash payment of not less than $100 or more than $30,000 may be made when enrolling in the Plan by enclosing a check or money order with the properly completed Authorization Card. Checks or money orders should be made payable to American Securities Transfer & Trust, Inc., and mailed with the Authorization Card. Thereafter, optional cash payments may be made at any time by sending them to American Securities Transfer & Trust, Inc.

          12.  WHEN WILL DIVIDENDS AND/OR OPTIONAL CASH PAYMENTS BE INVESTED?

          Dividends will be reinvested in additional Common Stock on the dividend payment dates (also Investment Dates), normally the third Wednesday of the last month of each calendar quarter, or as soon as practicable thereafter. Optional cash payments will be invested in additional Common Stock on the Investment Date or as soon as practicable thereafter. Shares purchased will be credited to a participant's account on the first business day following the Investment Date. Optional cash payments received on or before the business day preceding an Investment Date will be invested on that Investment Date. Optional cash payments received on or after an Investment Date will be held by the Plan Administrator until the next Investment Date. Although optional cash payments may be made at any time, the Company recommends that they be sent to be received shortly before an Investment Date, since no interest will be paid on those payments. (See Question 15 for information on when dividends will be paid on shares purchased with optional cash payments.)

          13.  WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER THE PLAN?

          The Plan Administrator may commingle participants' funds (dividends and/or optional cash payments) with those of other participants participating in the Plan. The price at which shares shall be deemed to have been acquired will be the closing price as reported on the NASDAQ National Market System for a share of common stock on the day preceding the relevant Investment Date. The Plan Administrator shall have no responsibility as to the market value of shares acquired for participants' accounts.

          14.  ARE THERE ANY LIMITATIONS ON OPTIONAL CASH PAYMENTS?

          Optional cash payments may be made at any time but may not be less than $100 per payment or more than $30,000 total per calendar quarter. Accordingly, if payments in excess of $30,000 per calendar quarter are remitted by a participant, the Plan Administrator will invest $30,000 in additional shares and return the excess to the participant.

          Since optional cash payments are entirely voluntary, the same amount of money need not be sent each quarter, and there is no obligation to make optional cash payments on a regular basis. Optional cash payments must be received in United States dollars.

          15. HOW WILL DIVIDENDS PAID ON SHARES PURCHASED THROUGH OPTIONAL CASH PAYMENTS BE HANDLED?

          Cash dividends will continue to be paid, as declared, on all Common Stock registered in the participant's name. Dividends on all shares purchased with optional cash payments and credited to his or her account in the Plan will be reinvested in additional shares.

          Shares purchased with optional cash payments invested on an Investment Date which corresponds to a Dividend Payment Date, usually the third Wednesday of the last month of each calendar quarter, will not receive the dividend paid on that Investment Date. This is because the investment will be made after the record date for the dividend payment made on that Investment Date.

                            REPORTS TO PARTICIPANTS

          16.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

          Soon after investment of dividends and/or optional cash payments, participants will receive a statement indicating the amount of dividend and/or cash payments, the purchase price, the number of shares purchased, and the total number of shares in their accounts. These statements should be retained for tax purposes. In addition, each participant will receive copies of the Company's annual and quarterly reports to shareholders and proxy statements. As soon as practicable after the last purchase in each calendar year and not later than the succeeding January 31, a participant will receive a Form 1099 showing the amount of dividends paid during the calendar year. All dividends paid will be reported to the Internal Revenue Service.

                                   DIVIDENDS

          17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

          Yes. On the Dividend Payment Date, the Plan Administrator will credit the dividends attributable to outstanding full and fractional shares held in the Plan for the participant's account as of the dividend record date and will reinvest the dividends in additional Common Stock as soon as practicable. Accordingly, participants in the dividend reinvestment portion of the Plan will not receive dividend checks with respect to participating shares. On the other hand, shareholders whose participation is limited to optional cash payments will receive dividend checks on shares registered in their names, but dividends on all shares credited to their accounts under the Plan will be reinvested in additional Common Stock.

                            ISSUANCE OF CERTIFICATES

          18. HOW MAY A PARTICIPANT OBTAIN CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

          A participant who has purchased Common Stock under the Plan may obtain certificates for any number of whole shares in his or her Plan account at any time by notifying the Plan Administrator in writing to that effect. This notice should be mailed to American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513, Attention: Plan Administrator. Certificates for whole shares of stock will be issued to the participant, but certificates for fractional shares will not be issued. Any shares remaining in the participant's account will continue to be credited to that account, and dividends paid with respect thereto will be reinvested in additional shares until participation in the Plan is terminated. (See Questions 19, 20, and 21 for information on termination of participation and liquidation of fractional shares.)

                     TERMINATION BY THE PLAN ADMINISTRATOR

          19. MAY THE PLAN ADMINISTRATOR TERMINATE A PARTICIPANT'S PARTICIPATION IN THE PLAN?

          Yes. If a participant becomes a holder of record of less than 300 shares of Common Stock, the Plan Administrator will terminate that participant's participation in the Plan by giving written notice of termination to all persons for whom the account is carried. After termination, all dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan.

                          TERMINATION BY A PARTICIPANT

          20. HOW DOES A PARTICIPANT TERMINATE HIS OR HER PARTICIPATION IN THE PLAN?

          A participant may terminate participation in the Plan before any record payment date by giving written notice of termination signed by all persons for whom the account is carried and directed to the Plan Administrator. Any notice received too late to process before the record date will not become effective until after dividends paid on the payment date have been credited to the participant's account and invested as provided in the Plan. After termination, all dividends will be paid to the participant in cash unless he or she re-enrolls in the Plan, which he or she may do at any time.

                                  TERMINATION

          21. WHAT HAPPENS TO THE SHARES HELD IN THE PLAN UPON TERMINATION OF A PARTICIPANT OF PARTICIPATION IN THE PLAN?

          Upon termination, a participant may elect to receive either Common Stock or cash for all full shares in his or her account. If the participant elects cash, the Plan Administrator will sell the Common Stock and send the proceeds to the participant, net of any applicable brokerage commissions, transfer taxes, and a termination fee of $25 payable to the Plan Administrator. If no election is made in connection with the termination, a certificate for the total number of whole shares held in the account will be issued to the participant, net of the termination fee of $25 payable to the Plan Administrator. In every case of termination, the participant's interest in fractional shares will be adjusted in cash based on the market price of Common Stock on the date the termination becomes effective as determined by the Plan Administrator, and uninvested voluntary cash contributions credited to the participant's account will be distributed in cash.

                               OTHER INFORMATION

          22. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

          Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to participants' accounts will be added to their accounts. Stock dividends or stock splits distributed on Common Stock registered in the name of the participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

          23. HOW WILL A PARTICIPANT'S PLAN SHARES BE VOTED AT A MEETING OF SHAREHOLDERS?

          All shares credited to a participant's account under the Plan will be voted as he or she directs. If, on the record date for a meeting of shareholders, the shares are credited to a participant's account under the Plan, he or she will be sent the proxy material for the meeting. When a participant returns an executed proxy in a timely manner, it will be voted with respect to all whole shares credited to a participant under the Plan (excluding any fractional share). Or, if a participant elects, he or she may vote all whole shares in person at the shareholders' meeting.

          24. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

          Dividends, even though reinvested and not actually received by the participant but instead used to purchase shares for the participant's account, are taxable just as though they had been received directly by the participant. Each statement of account will show the amount of dividends paid and reinvested, shares purchased, and the price per share to be used in determining the cost basis of Common Stock purchased with reinvested dividends and/or cash payments pursuant to the stock purchase provision of the Plan. The appropriate information return will be mailed to each participant after year-end and will indicate the total cash dividends paid to the participant during the year.

          A participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon request for certificates for certain of these shares or upon his or her termination of participation or termination of the Plan by the Company. However, gain or loss may be realized by the participant when whole shares are sold, either pursuant to the participant's request when he or she terminates participation in the Plan or by the participant after the withdrawal or termination. In addition, a participant who receives, upon termination of his or her participation or termination of the Plan by the Company, a cash adjustment for a fraction of a share credited to his or her account may realize a gain or loss with respect to that fraction. The amount of any gain or loss would be the difference between the amount the participant receives for his or her shares, or fraction of a share, and the cost basis therefor.

          In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, the Plan Administrator will invest in Common Stock an amount equal to the dividends of the foreign participants, less the amount of tax required to be withheld. The quarterly statements confirming purchases made for the foreign participants will indicate the net dividend payment reinvested.

          Any eligible shareholder desiring to participate in the Plan must file a Request for Taxpayer Identification number and Certification with the Internal Revenue Service on Form W-9 with respect to backup withholding taxes.

          25.  WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN?

          Neither the Company nor the Plan Administrator will be liable for any act done in good faith or for any good-faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon his or her death before receiving notice of the death.
______________________________________________________________________________

NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN PROVIDE ANY ASSURANCE OF A PROFIT OR PROTECTION AGAINST LOSS ON ANY SHARES PURCHASED UNDER THE PLAN.
______________________________________________________________________________

          26.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

          Although the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the sole right to modify the Plan without participants' approval. Participants will be notified of any suspension, termination, or modification.

          27.  WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

          All correspondence regarding the Plan should be addressed to:

          American Securities Transfer & Trust, Inc.
          ATTN:  Plan Administrator
          938 Quail Street, Suite 101
          Lakewood, Colorado  80215-5513


                                USE OF PROCEEDS

The proceeds from the sales of Common Stock under the Plan are expected to be used for general corporate purposes. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which the shares will be sold.

                                    EXPERTS

The consolidated financial statements of the Company and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

A legal opinion to the effect that the shares of Common stock offered hereby, upon their issuance or sale under the terms of the Plan, shall be validly issued, fully paid, and non-assessable, has been rendered by the firm of Hinkle, Cox, Eaton, Coffield & Hensley.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration Fee                    $    517.24
                                         -----------
     Accounting Fees and Expenses              5,000*
                                         -----------
     Legal Fees                                5,000*
                                         -----------
     Printing expense                          4,000*
                                         -----------
     Miscellaneous                             2,000*
                                         -----------

          Total                          $ 16,517.24
                                         -----------

*Estimates

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 53-11-4.1 of the New Mexico Business Corporation Act (the "NMBCA") empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, a letter of credit, or self-insurance, on behalf of any officer or director against any liability asserted against him or her in such capacity whether or not the corporation would have the power to indemnify the person against such liability under this section.

     The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the Articles of Incorporation, the Bylaws, an agreement, a resolution of shareholders or directors, or otherwise.

     The Company's Bylaws provide that the Company shall, to the full extent permitted by NMBCA, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty in certain circumstances. Under the NMBCA, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty or duty of care to the Company or its shareholders, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any violation of Section 53-11-46 of the NMBCA (relating to the declaration of dividends and the purchase or redemption of shares in violation of the NMBCA), or any transaction from which the director derived an improver personal benefit.

     In addition, the Company's Articles of Incorporation provide that to the fullest extent now or hereafter permitted by the NMBCA, the Company's directors will not be liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors unless the director has breached or failed to perform the duties of the director's office in compliance with Subsection 53-11-35(B) of the NMBCA (duty of care) and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness in the case of a director who either has an ownership interest in the Company or receives compensation of more than $2,000 from the Company in any calendar year, or willful misconduct or recklessness in the case of a director who does not have an ownership interest in the Company and does not receive compensation of more than $2,000 in any calendar year.

     The Company's Bylaws provide that the Company will indemnify all directors, officers, and employees of the Company to the fullest extent now permitted by the NMBCA. Under these provisions, any director, officer, or employee who is made a party to any suit or proceeding will be indemnified if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, (ii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Company. The NMBCA further provides that such indemnification is not exclusive of any other rights to which these persons may be entitled under the Articles of Incorporation, the Bylaws, an agreement, a resolution of shareholders or directors, or otherwise that are not inconsistent with the NMBCA. Pursuant to the Bylaws and the NMBCA, the Company cannot indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he or she is adjudged liable on the basis that he or she improperly received personal benefit.

     All actions taken and all interpretations and determinations made in good faith by the Committee appointed by the Company's Board of Directors to administer the Employee Savings Plan shall be final and binding upon all participants, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Employee Savings Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination, or interpretation.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
 Number                        Exhibit
-------                        -------

4(a) Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, Registration No. 33-68166, declared effective November 3, 1993).

4(b) Bylaws of the Registrant (incorporated by Reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, Registration No. 33-68166, declared effective November 3, 1993).

5(a) Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., counsel for the Company.

23(a)   Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P. (included in
        Exhibit 5).

23(b) Consent of KPMG Peat Marwick LLP, independent certified public accountants.

24 Powers of Attorney (included on the signature page of this Registration Statement - page 16).

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the registrants payment of expenses incurred or paid by its director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether its indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico, on December 12, 1996.

                                         FIRST STATE BANCORPORATION


                                         By:  Michael R. Stanford
                                            ------------------------------------
                                              Michael R. Stanford, President

                                 POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute, and appoint H. Patrick Dee and Michael R. Stanford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver, and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

Signatures                            Title                    Date
------------------------  -----------------------------  -----------------

Michael R. Stanford       President, Chief Executive     December 12, 1996
------------------------  Officer, and a Director
Michael R. Stanford       (Principal Executive Officer)

Eloy A. Jeantete          Chairman of the Board and a    December 12, 1996
------------------------  Director
Eloy A. Jeantete

Leonard J. DeLayo, Jr.    Director                       December 12, 1996
------------------------
Leonard J. DeLayo, Jr.

Bradford M. Johnson       Director                       December 12, 1996
------------------------
Bradford M. Johnson

Sherman McCorkle          Director                       December 12, 1996
------------------------
Sherman McCorkle

Douglas M. Smith, M.D.    Director                       December 12, 1996
------------------------
Douglas M. Smith, M.D.

Herman N. Wisenteiner     Director                       December 12, 1996
------------------------
Herman N. Wisenteiner

Manuel Lujan, Jr.         Director                       December 12, 1996
------------------------
Manuel Lujan, Jr.

H. Patrick Dee            Secretary, Treasurer, and      December 12, 1996
------------------------  a Director
H. Patrick Dee

Brian C. Reinhardt        Chief Financial Officer        December 12, 1996
------------------------
Brian C. Reinhardt

                               INDEX TO EXHIBITS
                                                               Sequentially
Exhibit                                                          Numbered
Number                              Exhibit                        Page
-------                             -------                    ------------

4(a) Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2, Registration No. 33-68166, declared effective November 3,
         1993).

4(b) Bylaws of the Registrant (incorporated by Reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2, Registration
         No. 33-68166, declared effective November 3, 1993).

5(a) Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., counsel for the Company.

23(a)    Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P. (included in
         Exhibit 5).

23(b) Consent of KPMG Peat Marwick LLP, independent certified public accountants.

24 Powers of Attorney (included on the signature page of this Registration Statement - Page 16.)



         Exhibit 23(b)